LEASE AGREEMENT

               LESSOR: Halton Properties LLC

               LESSEE: Greenville First Bank, National Association


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STATE OF SOUTH CAROLINA    )
                           )
COUNTY OF GREENVILLE       )
                                LEASE AGREEMENT


THIS LEASE AGREEMENT (the "Lease") first made and entered into on the 23rd day of December, 1999, by and between Halton Properties, LLC, hereinafter called "Lessor", and Greenville First Bank, National Association, hereinafter called "Lessee";

                                   WITNESSETH:

WHEREAS, the Lessor is the owner of certain real property located at 112 Haywood Road in the City of Greenville, South Carolina as shown on survey for Halton Properties, LLC by C. O. Riddle Surveying Co. Inc. dated October 19, 1999, said survey being recorded in the RMC Office for the City of Greenville in Greenville County on October 26, 1999, in Book 40Z, Page 33, and a reduced copy of which is attached hereto as Exhibit A (survey); and,


WHEREAS, the Lessor has constructed an office building on the Premises containing approximately 14,000 square feet (herein the "Building") with related improvements); and,

WHEREAS, the Lessor desires to lease to Lessee and Lessee desires to lease from Lessor a portion of the Building containing 11,607 square feet of office space with related improvements and appurtenances, as more fully set out below, together with a non-exclusive right or easement to use all driveways, parking areas, retention surface water and other facilities.

NOW, THEREFORE, Lessor and Lessee covenant and agree as follows:

                                    ARTICLE I
                                 GRANT AND TERM

1.01 Premises. The Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned reserved and contained, to be paid, kept and performed by the Lessee, by these presents does lease and rent to the said Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear a portion of the Improvements containing 11,607 square feet of office space, together with a non-exclusive right and easement to use all driveways, parking areas, retention surface water and other facilities of Leased Premises.

1.02 Access and Parking. Lessor warrants that there is full and free ingress, egress and access to and from the Leased Premises from a public highway or road. The


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Lessor  hereby  grants  to  Lessee,   its  employees,   visitors  and  guests  a
non-exclusive right and easement to use all driveways and parking facilities at no charge for the term of the Lease, as same may be extended, which form a part of the leased premises, subject to posted rules and regulations and at the sole risk of each driver and user of said facility. Tenant shall be entitled to the non-exclusive use of 3.65 spaces per 1,000 square feet of space leased. The parking facility shall not be used for the storage of abandoned or defective vehicles or for any other purpose except transient parking. Neither Lessee nor Lessee's employees, officers, agents, guests, invitees or other persons visiting the Leased Premises shall have any rights to any particular parking space or spaces, and no special markings or signs may be placed on any parking spaces by Lessee.

1.03 Term. The period beginning upon the execution of this Lease Agreement and continuing until the occupancy date shall be hereinafter referred to as the "Initial Term." The twenty (20) year period beginning on the first day of the first complete calendar month following the occupancy date (the "Lease Commencement Date") shall be hereinafter referred to as the "Base Term." Every twelve (12) calendar month period following the Lease Commencement Date shall constitute a lease year.

         An Addendum shall be executed by Lessor and Lessee prior to occupancy of the space by Lessee giving the Rental Commencement Date of the Base Term hereof and shall be attached hereto and incorporated herein by reference.

1.04 Renewal Option. Providing Lessee has not defaulted in the performance of any condition of this Lease Agreement, Lessee shall have the option to extend the term of this Lease Agreement for three (3) additional periods of five (5) years from the expiration date of the Base Term (the "Renewal Term"), provided however that written notice is given Lessor of such intention to extend the Lease Agreement one hundred eighty (180) days prior to the expiration date, and further provided that all conditions of said Lease Agreement except the rental rate which shall be adjusted as provided herein shall continue in full force and effect for the period of such extension, and there shall be no privilege to extend the terms of this Lease Agreement for any period of time beyond the expiration of the agreed upon extended terms.

1.05 Construction of Premises. Prior to the Rental Commencement Date (as defined in Paragraph 2.01), Lessor, at Lessor's sole expense, shall construct leased premises substantially in accordance with the Site plan included herein as Exhibit B, the Building plans (hereinafter the "Building plan") included herein as Exhibit C and specifications (hereinafter the "Specifications") included herein as Exhibit D. Lessee shall bear any expense in excess of Improvements specified in the within referenced Floor Plan and Specifications together with an additional charge of twenty percent (20%) of such excess to cover Lessor's overhead, by payment to Lessor prior to commencement of such work. All improvements made to the Leased Premises shall be the property of the Lessor during the term of this Lease Agreement and shall remain the property of Lessor upon termination of this Lease Agreement. Lessor will use its best

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efforts to have the space completed  within three hundred (300) days of the full execution of the Lease Agreement.

1.06 Occupancy: Lease Commencement Date.There shall be no delay in the commencement of the Term of this Lease Agreement and/or payment of the rent. The Leased Premises shall be ready for occupancy on such date that the improvements are substantially completed which shall be defined as either (i) the supervising architect certifies the Improvements have been substantially completed in accordance with the Floor Plan and Specifications and a Certificate of Occupancy has been issued, or, (ii) the Improvements have been substantially completed in accordance with the Floor Plan and Specifications and a Certificate of Occupancy has not been issued where Lessee causes a delay in preparing the Leased Premises for occupancy by changing the Floor Plan and Specifications, fails to make other decisions necessary for preparation of the Leased Premises for occupancy, Lessee fails to complete work Lessee has contracted for that is necessary for issuance of a Certificate of Occupancy or the date of occupancy by Lessee.

         If Lessor fails to have the Leased Premises ready for occupancy by the scheduled Lease Commencement Date, then (i) the Lease Commencement Date shall be extended to the date five (5) days after Lessor shall notify Lessee that the Leased Premises are ready for occupancy (ii) neither Lessor nor Lessor's agent, officers, employees, or contractors shall be liable for any damage, loss, liability or expense caused thereby, (iii) nor shall this Lease Agreement become void or voidable (unless such failure continues for more than one hundred eighty
(180) days, in which case Lessee may, upon twenty (20) days written notice to Lessor, terminate this Lease). Prior to occupying the Leased Premises, Lessee shall execute and deliver to Lessor, a letter, in form and substance satisfactory to Lessor in its sole discretion, acknowledging the Lease Commencement Date and certifying that the Improvements have been completed and that Lessee has examined and accepted the Leased Premises. Lessee hereby authorizes any agent or employee who receives the keys to the Leased Premises on behalf of Lessee to execute and deliver such letter. Lessee shall conclusively be deemed to have made such acknowledgment and certification by occupying the Leased Premises.

                                   ARTICLE II
                                      RENT

2.01 Rent. Beginning on the Rental Commencement Date (as hereinafter defined) and continuing throughout the full term of this Lease Agreement, Lessee shall pay to Lessor without notice, demand, reduction, abatement, set off or any defense, minimum base rent (the "Base Rent") in equal monthly installments, in advance, on or before the first day of each month. Lessee's obligation to begin the payment of Base Rent shall be the "Rental Commencement Date" which shall be the first business day following the date on which (a) the supervising architect certifies that Lessor has substantially

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completed  construction of the Leased Premises in accordance with the Site Plan,
Building Plan and Specifications in Exhibit B, Exhibit C and Exhibit D attached hereto or (b) the date of occupancy by the Lessee, whichever is sooner. If the Rental Commencement Date is a date other than the first day of a calendar month, the Base Rent shall be prorated daily from such date to the first day of the next calendar month and paid on the Rental Commencement Date.

         a. Initial Term. During the Initial Term, Lessee shall not be required to pay Rent.

         b. Base Term. The rent during the first five (5) years of the Base Term shall be as follows but shall be subject to the modifications as provided for in Exhibit E:

                              Annual               Monthly
                              ------               -------
                  Year 1:   $282,252.06          $23,521.01
                  Year 2:   $289,173.81          $24,097.82
                  Year 3:   $296,303.20          $24,691.93
                  Year 4:   $303,646.48          $25,303.87
                  Year 5:   $311,210.05          $25,934.17


         c. Adjustment for Base Rent During Years Six (6) Through Ten (10) of the Base Term. At the end of the fifth (5th) lease year during the Base Term hereof and effective simultaneously with the commencement of beginning of the sixth (6th) lease year of the Base Term, the Base Rent shall be the greater of the following:

                                   $311,210.05

                                       OR

         any increase as determined in accordance with the following provisions:

                  (i) As promptly as practical after the end of the expiring term of this Lease Agreement, the Lessor shall compute the increase, if any, in the cost of living for the preceding initial lease period based upon the "Consumer Price Index-All Items, All Urban Consumers (1982-84 = 100)" (hereinafter defined*), published by the Bureau of Labor Statistics of the United States Department of Labor.

                  (ii) The Index number indicated for the month of the rental commencement date under "All Items, All Urban Consumers" shall be "base Index number" and the corresponding Index number for the month preceding the rental commencement date for the fifth year of the Base Term shall be the current Index number."

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                  (iii) The current  Index  number  shall be divided by the base
         Index number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

                  (iv) The percentage of increase multiplied by $282,252.06 (initial rent) shall be the amount of rent increase payable during the Renewal Term.

                  (v) The fixed rent, as so determined (i.e., the aggregate of and the "increase" as calculated herein) shall be due and payable to the Lessor in the same manner as the rent was payable for the original term.

                  (vi) If publication of the Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living for the City of Greenville, South Carolina, as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties hereto. In the event of
         (i) use of comparable statistics in place of the Consumer Price Index as above mentioned, or (ii) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation herein provided for such revisions as the circumstances may require to carry out the intent of this Article.

         d.  Adjustment  for Base Rent During Years Eleven (11) Through  Fifteen
(15) of the Base Term. At the end of the tenth (10th) lease year during the Base Term hereof and effective simultaneously with the commencement of beginning of the eleventh (11th) lease year of the Base Term, the Base Rent shall be adjusted to reflect any increases in the Consumer Price Index (CPI-U) by multiplying the Base Rent in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) as of the most recent publication date prior to the beginning of the eleventh (11th ) lease year and the denominator of which shall be the Consumer Price Index (CPI-U) as of the most recent date prior to the beginning of the preceding five (5) year period (but in no event shall the Base Rent be reduced as a result of such adjustment); and the Base Rent thereby established by such adjustment shall continue in effect as the Base Rent required to be paid hereunder throughout the eleventh (11th ) through the fifteenth (15th) lease years of the Base Term.

         e.  Adjustment  for Base Rent During Years Sixteen (16) Through  Twenty
(20) of the Base Term. At the end of the fifteenth (15th) lease year during the Base Term hereof and effective simultaneously with the commencement of beginning of the sixteenth (16th) lease year of the Base Term, the Base Rent shall be adjusted to reflect any increases in the Consumer Price Index (CPI-U) by multiplying the Base Rent in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) as of the most recent publication date prior to the beginning of the sixteenth (16th ) lease year and the denominator of which shall be the


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Consumer  Price Index  (CPI-U) as of the most recent date prior to the beginning of the preceding five (5) year period (but in no event shall the Base Rent be reduced as a result of such adjustment); and the Base Rent thereby established by such adjustment shall continue in effect as the Base Rent required to be paid hereunder throughout the sixteenth (16th) through the twentieth (20th) lease years of the Base Term.

         f. Base Rent During Renewal Terms. For each lease year of the extended terms, the Base Rent shall be subject to adjustment for increases in the Consumer Price Index as follows:

         Adjustment for First Extended Term: At the end of the twentieth (20th) lease year during the Base Term hereof and effective simultaneously with the commencement of the First Renewal Term, the Base Rent shall be adjusted to reflect any increases in the Consumer Price Index (CPI-U) by multiplying the Base Rent in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) as of the most recent publication date prior to the beginning of the First Extended Term and the denominator of which shall be the Consumer Price Index (CPI-U) as of the most recent date prior to the beginning of the preceding five (5) year period (but in no event shall the Base Rent be reduced as a result of such adjustment); and the Base Rent thereby established by such adjustment shall continue in effect as the Base Rent required to be paid hereunder throughout the First Renewal Term.

         Adjustment for Second Extended Term: At the end of the fifth (5th) lease year of the First Renewal Term and effective simultaneously with the commencement of the Second Renewal Term, the Base Rent shall be adjusted to reflect any increases in the Consumer Price Index (CPI-U) by multiplying the Base Rent in effect during the First Renewal Term by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) as of the most recent publication date prior to the beginning of the Second Renewal Term and the denominator of which shall be the Consumer Price Index (CPI-U) as of the most recent date prior to the beginning of the preceding five (5) year period (but in no event shall the Base Rent be reduced as a result of such adjustment); and the Base Rent thereby established by such adjustment shall continue in effect as the Base Rent required to be paid hereunder throughout the Second Renewal Term.

         Adjustment for Third Extended Term: At the end of the fifth (5th) lease year of the Second Renewal Term and effective simultaneously with the commencement of the Third Renewal Term, the Base Rent shall be adjusted to reflect any increases in the Consumer Price Index (CPI-U) by multiplying the Base Rent in effect during the Second Renewal Term by a fraction, the numerator of which shall be the Consumer Price Index (CPI-U) as of the most recent publication date prior to the beginning of the Third Renewal Term and the denominator of which shall be the Consumer Price Index (CPI-U) as of the most recent date prior to the beginning of the preceding five (5) year period (but in no event shall the Base Rent be reduced as a result of such adjustment);


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and the Base Rent  thereby  established  by such  adjustment  shall  continue in effect as the Base Rent required to be paid hereunder throughout the Third Renewal Term.

(* Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, all items, 1982-1984 = 100, as published by the U.S. Department of Labor, Bureau of Labor Statistics, or if such index be discontinued, the generally recognized successor index.)

2.02 Late Payments. All unpaid Rent and other sums of whatever nature owed by Lessee to Lessor under this Lease and remaining unpaid ten (10) days after the due date shall bear a late penalty equal to five (5%) percent of the then amount due which shall be Additional Rent hereunder. Acceptance by Lessor of any payment from Lessee hereunder in an amount less than that which is currently due shall in no way affect Lessor's rights under this Lease and shall in no way constitute an accord and satisfaction.

2.03 Other Additional Rent Provisions. Any amounts required to be paid by Lessee under this Article II and any changes or expenses incurred by Lessor on behalf of Lessee (including any construction costs and change orders incurred by Lessor shall be considered Additional Rent. Any failure on the part of Lessee to pay such Additional Rent when and as the same shall become due shall entitle Lessor to the remedies available to it for non-payment of Base Rent. Lessee's obligations for payment of Additional Rent shall begin to accrue on the Rental Commencement Date. As used in this Lease Agreement, the term "Rent" shall include Base Rent and Additional Rent, except as otherwise expressly provided to the contrary.

                                   ARTICLE III
                               OPERATING EXPENSES

3.01 Operating Expense Escalation. During the Base Term, the annual Rent shall be adjusted for increases in "operating expenses", (as hereinafter defined), in the following manner:

         (a) The Rent includes an expense stop of Four and 44/100 Dollars ($4.44) per rentable square foot equal to an annual rate of Fifty One Thousand Five Hundred Thirty Five and 08/100 Dollars ($51,535,08). The first year's Estimated CAM and Operating Expenses are attached hereto as Exhibit F. Lessee shall be responsible for its proportionate share of the cost of Operating Expenses over the expense stop amount stated herein. Those expenses which are not directly attributable to the Leased Premises shall be prorated by dividing the total number of rentable square feet in the Leased Premises (11,607 square feet) by the total number of square feet in the entire building (14,000 square feet). The Lessee's prorata share of the building is 82.91%.

         (b) Lessor shall furnish Lessee, annually, statements prepared by the Lessor showing Operating Expenses for the lease year. If operating expenses during the lease


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year are greater than the expense stop amount, Lessee shall pay its share of the overage to Lessor within thirty (30) days after receiving such statements. As used in this Article, "Operating Expenses" shall include only those items customarily considered in good accounting practice to be building operating expenses, to wit normal repairs not covered by insurance, maintenance, cleaning, janitorial services, utilities, supplies, real estate taxes, common area maintenance charges, premiums for fire, casualty and liability insurance with respect to the building containing the Leased Premises, and management fees not in excess of four percent (4%) of gross collections. Operating Expenses shall
not  include,   among  other   things,   any  expenses   related  to  financing,
depreciation, amortization, ground rents, costs of a capital nature, costs for which Lessee or other occupants of the Building are charged other than pursuant to the Operating Expense clauses, costs of procuring lessees, attorneys' fees, accounting fees, nor administrative salaries and wages. Operating Expenses shall include only those costs actually paid by Lessor.

                                   ARTICLE IV
                                    SERVICES

4.01 Services. Subject to conditions beyond Lessor's control, Lessor covenants at its expense to:

(a)      Furnish elevator service during Lessee's business hours.

(b)      Furnish hot and cold water for lavatory purposes.

(c) Furnish electric current for lighting and office purposes and for parking areas.

(d) Keep the sidewalks, corridors, stairways, and all other means of ingress and egress for the Leased Premises clean, in good repair and safe condition, well marked, well lighted and free of ice, snow and debris.

(e) Keep all lawns, shrubbery and trees on the grounds of the building containing the Leased Premises in good order and condition and neat in appearance, and replant grass and shrubbery when necessary to maintain the grounds in good appearance and condition.

(f) Provide Lessee access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

(g)       Common Area janitorial.


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                                    ARTICLE V
                                  HOLDING OVER

5.01 Rent for Holding Over Period. In the event Lessee remains in possession of the Leased Premises after the termination of the Base Term or any extended term, the same shall be construed to be a tenancy from month to month with said rent during hold over period to be 150% of the current term rental on the same rental as was being paid monthly at the termination of the Lease, and upon the same other terms specified herein.

                                   ARTICLE VI
                                TAXES/ASSESSMENTS

6.01 Personal Property Taxes. Lessee shall timely pay directly to the applicable governmental taxing authorities any and all taxes with respect to any and all of Lessee's personal property which shall at any time be situated in, at or about the Leased Premises, including, but not limited to Lessee's leasehold improvements, trade fixtures, inventory and personal property.

                                   ARTICLE VI
                                    INSURANCE

7.01 Fire and Extended Coverage Insurance. During the Base Term, and any Renewal Term, Lessor covenants and agrees to maintain in full force a policy or policies of insurance on the Premises, including Improvements thereon or contents thereof, providing insurance protection against risks of direct physical loss, specifically including protection against damage or destruction by fire and other casualties excluding flood and earthquake, and vandalism insurance (formerly known as "All Risk Insurance"). Said insurance shall be in the amount equal to the full replacement value of the permanent improvements thereon under a policy or policies issued by responsible insurance companies approved by both parties and authorized to do business in the State of South Carolina. The Lessee agrees that it will not do or keep anything in or about the Leased Premises which will contravene the Lessor's policies insuring against loss or damage by fire or other hazards, or which will prevent the Lessor from procuring such policies in companies acceptable to the Lessor.

7.02 Insurance by Lessee. The Lessee covenants and agrees, at its sole cost and expense, to maintain in full force a policy of insurance on the interior of the Leased Premises and upon its personal property, fixtures, equipment and merchandise therein, providing insurance protection against risks of direct physical loss, specifically including protection against damage or destruction by fire and other casualties, excluding flood and earthquake and vandalism insurance (formerly known as All Risk Insurance). Further, Lessor covenants and agrees that it will require all other tenants of the

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Premises to carry, at a minimum, the insurance coverage specified herein. Lessor shall provide evidence of said insurance coverage to Lessee from any and all other tenants of the Premises.

7.03 Lessee's Liability Insurance. The Lessee agrees to indemnify and/or hold and save the Lessor harmless, at all times during the primary term and any extension hereof, from and against any losses, damages, costs, or expenses on account of any claim for injury by a third party, including death or damage either to person or property sustained by the Lessor which arises out of the use and occupancy of the Leased Premises by the Lessee, its agents, employees, invitees, and customers (except those resulting from Lessor's willful, unlawful or negligent acts). Lessee shall give Lessor notice of all claims made against the Lessee that come within the scope of the indemnification in this paragraph and shall not settle any such claim without the Lessor's written consent. In connection herewith, Lessee shall, at its own expense, provide and keep in force, for the benefit and protection of the Lessor and Lessee as their respective interests may appear, and with the Lessor as an additional insured, a general liability policy or policies in standard form issued by reliable companies approved by both parties and licensed to do business in the State of South Carolina, protecting both the recovery being waived by the Lessee against Lessor, its successors and assigns against any and all liability occasioned by accident or disaster on the Leased Premises with minimum limits of $300,000 for injury to any one person and $1,000,000 per occurrence. A renewal policy shall be secured not less than ten (10) days prior to the expiration of any policy and a certificate of the insurer evidencing such insurance, with proof of payment of premium, shall be deposited with the Lessor upon the Lessor's request.

7.04 Lessor's Liability Insurance. The Lessor agrees to indemnify and/or hold and save the Lessee harmless, at all times during the Base Term and any extension hereof, from and against any losses, damages, costs, or expenses on account of any claim for injury by a third party, including death or damage either to person or property sustained by the Lessee which arises out of the use and occupancy of the Premises by the Lessor, its agents, employees, invitees, and customers (except those resulting from Lessee's willful, unlawful or negligent acts). Lessor shall give Lessee notice of all claims made against the Lessor that come within the scope of the indemnification in this paragraph and shall not settle any such claim without the Lessee's written consent. In connection herewith, Lessor shall, at its own expense, provide and keep in force, for the benefit and protection of the Lessee and Lessor as their respective interests may appear, and with the Lessee as an additional insured, a general liability policy or policies in standard form issued by reliable companies approved by both parties and licensed to do business in the State of South Carolina, protecting both the recovery being waived by the Lessor against Lessee, its successors and against any and all liability occasioned by accident or disaster on the Premises with minimum limits of $300,000 for injury to any one person and $1,000,000 per occurrence. A renewal policy shall be secured not less than ten (10) days prior to the expiration of any policy and a certificate of the insurer evidencing such insurance, with proof of payment of premium, shall be deposited with the Lessee upon the Lessee's request.

7.05 Copies to Lessor. All policies required in Paragraphs 7.02, 7.03 and 7.04 shall be in such form and with such insurance company as shall be reasonably satisfactory to both parties with provisions for at least ten (10) days notice to Lessor or Lessee of cancellation. At least ten (10) days before the expiration of any such policy, Lessee shall supply Lessor with a substitute therefor or with evidence of payment of premiums therefor. In the event either party does not maintain the insurance herein called for, the other party may obtain said insurance and the other party shall reimburse the party in default for the premiums due on said insurance on demand.

7.06 Indemnity. Lessee will indemnify and save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property which occur as a result of the operation of Lessee's business in and about the Premises not resulting from any acts or omissions of Lessor or Lessor's employees or agents.

7.07 Subrogation. Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either Lessor or Lessee as required by this Lease, improvements thereon or contents thereof, a waiver of any right of subrogation by any such insurer that each may acquire against the other by virtue of payment of any loss under such insurance. Each of the parties hereby waives any rights it may have against the other party on account of any loss or damage to its property (including the Premises and its contents) which arises from any risk ordinarily covered by fire and extended coverage insurance or any other insurance required to be carried hereunder, whether or not such other party may have been negligent or at fault in causing such loss or damage. Each party shall obtain a clause or endorsement in the policies of such insurance which either party obtains in connection with the Premises or Leased Premises to the effect that the insurer waives, or shall otherwise be denied, the right of subrogation against the other party for loss covered by such insurance.

                                  ARTICLE VIII
                                     REPAIRS

8.01 Repairs. All repairs to the Leased Premises, including but not limited to, the plumbing, heating, air-conditioning, electric wiring, and lighting apparatus, necessary to keep them in proper order shall be made by Lessor at Lessor's expense, unless said repairs are made necessary through the carelessness or neglect of Lessee's agents and employees, damage by fire or other casualty excepted. Any repairs, changes, or additions to the Leased Premises which may be required in order to bring the Leased Premises into compliance with any Federal, State, or municipal law, statute, ordinance, decision, rule or regulation shall be made by Lessor at Lessor's expense.

8.02 Alterations and Remodeling. After the commencement of the Base Term, with the permission and prior written consent of the Lessor, which shall not be unreasonably withheld, Lessee may make such alterations, additions, decorations and changes to the interior of the building and exterior lighting of the Leased Premises as it deems necessary for its purposes provided that the value of the buildings and improvements are not thereby diminished subject to the following conditions:

         (a) That if any such work increases any insurance premiums, taxes, or other costs or expenses relating to the Leased Premises, Lessee shall timely and fully pay and satisfy same.

         (b) That no casualty or mechanics or materialmen's claims or liens shall be created upon the Leased Premises or elsewhere by reason of or with respect to the work or a condition of the Leased Premises thereafter resulting from said work; and

         (c) That upon expiration or any earlier termination of the Lease, Lessee shall, at its cost and expense, upon the election of Lessor, promptly remove the alterations and repairs and restore the Leased Premises the condition existing prior to installation of the same. Any and all alterations, additions and improvements to the Leased Premises (other than inventory and trade fixtures) installed by or on behalf of Lessee shall immediately, at Lessor's option, become part of the Leased Premises and at the expiration or other termination of this Lease shall be surrendered to the Lessor.

                                   ARTICLE IX
                           USE AND CONDUCT OF BUSINESS

9.01 Use of the Leased Premises. At the commencement of the Base Term of this Lease, the Leased Premises may be used by the Lessee for office space and related activities for Greenville First Bank. The Leased Premises shall not be used for any illegal purposes, or in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass.

9.02 Nuisance. Lessee agrees not to create or allow any nuisance to exist on the

Premises, and to abate any nuisance that may arise, promptly and free of expense to Lessor.

9.03 Compliance with Regulations. Lessee shall comply with all laws, ordinances, orders, rules and regulations (hereinafter "Rules and Regulations" attached hereto as Exhibit G) and requirements of all federal, state and municipal governments and appropriate departments, commissions boards and officers thereof, which may be applicable to any Lessee improvements. Lessee will likewise observe and comply with the requirements of all policies of public liability, fire and all other types of insurance and all other instruments of record at any time in force with respect to the Leased Premises.

9.04 Zoning. Lessee acknowledges that the use of the Leased Premises is subject to any applicable regulations, zoning ordinances, including Planned Development Districts, if applicable, of any governmental authority and Lessee agrees to be bound by all terms and conditions imposed by such governmental authority, including any traffic restrictions, use restrictions and other conditions which plan approval is conditioned upon and all present and future zoning laws, ordinances, resolutions and regulations of any appropriate governmental authority.

9.05 Lessee's Right to Contest Regulations. Lessee shall have the right, after notice to Lessor to contest by appropriate legal proceedings, without cost or expense to Lessor, the validity of any law, ordinance, order, rule, and regulation or requirement of the nature herein referred to and to postpone Lessee's compliance with the same, provided such contest shall be promptly and diligently prosecuted by and at the expense of Lessee so that Lessor shall not thereby suffer any civil, or be subjected to any criminal, penalties or sanctions and that Lessee shall properly protect and save harmless Lessor against any liability and claims for any such non-compliance or postponement of compliance.

                                    ARTICLE X
                                 QUIET ENJOYMENT

10.01 It is a condition of this Lease that Lessor has a good and marketable title to the Premises free and clear of all liens and encumbrances except those to which Lessee has specifically consented in writing; that Lessor has the right to lease the same; that Lessor warrants and will defend Premises unto Lessee against the lawful claims of all persons whomsoever; that so long as the rents are being paid in the manner herein provided and the covenants, conditions and agreements herein being all and singularly kept, fulfilled and performed by Lessee, Lessee shall lawfully, peacefully and quietly hold, occupy and enjoy the Leased Premises during the term herein granted without any let, hindrance, ejection or molestation by Lessor or any person claiming under Lessor.

                                   ARTICLE XI
                                  ENVIRONMENTAL

11.01 Lessor's Environmental Warranty. Prior to the signing of this Lease, Lessor has not caused or permitted persons with whom Lessor have contracted to cause (a) any violation of any federal, state or local law, ordinance, or regulation enacted related to environmental conditions on or about the Leased Premises, including, but not limited to soil and groundwater conditions, nor (b) engaged in the use, generation, release, manufacture, production, processing, storage, or disposal of any Hazardous Substance (as hereinafter defined) on, under, or about the Leased Premises. The term "Hazardous Substance" as used herein shall include, without limitation, flammable, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic products, and substances declared to be hazardous or toxic under any law or regulation promulgated by any governmental authority.

11.02 Hazardous Waste. Lessee covenants and warrants that it will not cause or permit to be brought upon the Leased Premises or installed in any buildings or improvements thereon any asbestos in any form, urea formaldehyde insulation, transformers or any other equipment which contain dielectric fluid containing levels of polychlorinated biphenyl in excess of fifty parts per million of any other chemical material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any federal or state authority or which may or could pose a hazard to the health or safety of the occupants of the Leased Premises or the owners of the property adjacent to the Leased Premises. The Lessee shall not install, store, use, treat, transport or dispose of on the Leased Premises any regulated hazardous or toxic materials or waste, and in the event of any such installation, storage, use, treatment, presence, transportation or disposal during the term of this Lease, the Lessee shall remove any such hazardous materials or waste and comply with the regulations and orders of any authority having jurisdiction of the same, all at the expense of the Lessee, including necessary removal, cleanup or other remediation, and if Lessee shall fail to proceed with such removal or comply with such regulations or orders, the Lessor may declare this Lease in default. Lessee shall indemnify Lessor and hold Lessor harmless from any and all losses, damages or expenses which may be incurred by Lessor for the presence or removal from the Leased Premises of any such hazardous materials or waste caused by any activity of Lessee on the Leased Premises and the liability of the Lessee to Lessor under the covenants hereof shall survive termination of this Lease or any transfer of the leasehold estate or the fee estate by either Lessor or Lessee.

                                   ARTICLE XII
                                     SIGNAGE

12.01 Lessee may furnish and install an identification sign in front of the Building, which bears the name of the business and/or logo. Such design shall be submitted to Lessor for Lessor's approval. The Lessee shall not place, erect nor maintain on any exterior surface of the Leased Premises, or anywhere outside of the Leased Premises, any sign, lettering decoration, or advertising.

                                  ARTICLE XIII
                                   DESTRUCTION

         If, during the Base Term of this Lease or any extension thereof, the Leased Premises is:

         (a) destroyed by fire or any other casualty whatsoever, or;

         (b) partially destroyed so as to render the Premises unfit for occupancy or Lessee's reasonable beneficial use and enjoyment or conduct of Lessee's usual business therein, or;

         (c) destroyed by a casualty which is not covered by Lessor's insurance, or if such casualty is covered by Lessor's insurance but a mortgagee of Lessor or other party entitled to insurance proceeds fails to make such proceeds available to Lessor in an amount sufficient for restoration of the Leased Premises (provided, however, that Lessor agrees to make a good faith effort to have such mortgagee make such proceeds available for full restoration or rebuilding);

then Lessor shall make its reasonable determination as to the length of time to complete such repairs within thirty (30) days of the casualty and shall notify Lessee of same as provided herein. In the event restoration is reasonably estimated by Lessor to take more than one hundred twenty (120) days from the date of the destruction or casualty, or in the event the above described destruction or casualty should occur within the last two (2) years of the Base Term or extension thereof, then Lessor or Lessee shall have the right to terminate this Lease. In the event that the Lease is terminated in accordance with the foregoing provisions, Lessee shall surrender within thirty (30) days of notification the Leased Premises and interest therein, and Lessee shall pay rent only to the time of such destruction or casualty.

         In case of the total or partial damage or destruction to the Leased Premises, Lessor shall re-enter and repossess the same or any part thereof for the purpose of removing or repairing the loss or damage and shall proceed with due diligence to the repair of same unless, under the foregoing provisions of this Article XII, the Lease shall have been terminated. The Rent during the period of such repairs shall be wholly abated if all of the Premises have been thus repossessed by Lessor or otherwise made unavailable to Lessee for Lessee's reasonable beneficial use and enjoyment or Lessee's conduct of Lessee's usual business therein for the purpose of repair for the period that Lessee has been dispossessed; and if only a portion of the Premises is thus repossessed or otherwise unavailable to Lessee for Lessee's reasonable beneficial use and enjoyment or Lessee's conduct of Lessee's usual business therein, the Rent shall be abated for such dispossession or unavailability pro rata, based on the portion of the Leased Premises thus repossessed or rendered unavailable during the period of repossession or unavailability. Any Rent abatement under this Article XII shall commence as of the date of the destruction.

         Lessor shall not be required to rebuild, repair, or replace any part of the personal property , furniture, equipment, fixtures, and other improvements which may have been placed by Lessee or other lessees within Building or Leased Premises, unless the damage thereto is caused by the sole negligence or willful act or omission or default hereunder of Lessor or Lessor's agents, employees, subtenants, assignees, or independent contractors. Any insurance which may be carried by Lessor or Lessee for damage to the Building or to the Leased Premises or to any personal property, fixtures, and related items therein shall be for the sole benefit of the party carrying such insurance and under its sole control; provided, however, Lessor shall carry insurance for the benefit of Lessor and Lessee sufficient to cover the full replacement cost of the shell of the Leased Premises and an amount equal to the initial Lessee improvements and related allowances set forth in Article VII of this Lease as well as insurance sufficient to cover Lessee's furniture, equipment, fixtures, personal property, and other improvement that Lessor shall have liability therefor under Article VII.

         Should Building or the Premises be destroyed or damaged by fire or other casualty that is due to the direct negligence or willful or wanton conduct of Lessee or Lessee's agents, employees, subtenants, assignees or independent contractors, Lessor may repair such damage, and there shall be no apportionment or abatement of Rent.

                                   ARTICLE XIV
                                  CONDEMNATION

14.01 Lessor, within ten (10) days of Lessor's receipt of any notice of the institution of condemnation proceedings or threat thereof with respect to all or any part of the Leased Premises, shall give written notice to Lessee of the same. Lessee shall have the right, option, to terminate this Lease within sixty
(60) days after receipt of said notice from the Lessor should such condemnation affect twenty percent (20%) or more of the Leased Premises and Lessee determines that such condemnation will interfere with Lessee's ability to continue its business operations in substantially the same manner or space as existed prior to the condemnation or deed in lieu thereof. Lessee's obligation under this Lease including but not limited to Lessee's obligation to pay rent hereunder, shall cease upon Lessee's termination of this Lease pursuant to the terms of this paragraph; however, the Lessee shall be obligated to pay all rent due on or before the date of termination down through the date Lessee surrenders possession of the Leased Premises to the Lessor. Lessee may assert a separate claim to the condemning authority for its damages.

                                   ARTICLE XV
                                     DEFAULT

15.01 Default by Lessee. The occurrence of any of the following events shall constitute a default under this Lease:


         (a) Lessee fails to pay any installment of rent within ten (10) business days after such installment is due, and fails to cure such delinquency within five (5) business days after actual receipt of written notice thereof by Lessee from Lessor:

         (b) Lessee fails to pay any additional item or any other charge or sum required to be paid by Lessee hereunder within thirty (30) days after actual receipt of written notice thereof by Lessee from Lessor; or

         (c) Lessee fails to perform or commence in good faith and proceed with reasonable diligence to perform any of its covenants under this Lease within thirty (30) days after actual receipt of written notice thereof by Lessee from Lessor.

15.02 Lessor's Remedies. In the event Lessee is in default pursuant to the conditions set forth in Section 14.01 above, Lessor, during the continuation of such default, shall have the option of pursuing either of the following remedies:

         (a) Lessor may terminate this Lease, in which event Lessee immediately shall surrender possession of the Leased Premises. All obligations of Lessee under the Lease, including Lessee's obligation to pay rent under the Lease, shall cease upon the date of termination except for Lessee's obligation to pay rent due and outstanding as of the date of termination.

         (b) Lessor, without terminating the Lease, may require Lessee to remove all property from the Leased Premises within thirty (30) days so that Lessor may re-enter and relet the premises to minimize Lessor's damages. In the event Lessee shall fail to remove all property within thirty (30) days after said demand, Lessor shall be entitled to remove Lessee's property to a storage facility, and all reasonable costs of such removal and storage shall be deemed additional rent under the Lease for which Lessee is responsible for payment. Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, provided that Lessor shall have an affirmative obligation to use Lessor's best efforts to re-let the Leased Premises and to mitigate its damages under the Lease.

         (c) Lessor may accelerate and declare the entire remaining unpaid rent for the balance of this Lease to be immediately due and payable forthwith and may, at once, take legal action to recover and collect the same, such amount being discounted to present value using the prime rate published by a national bank acceptable to Lessee and Lessor and such amount reduced by the amount of rent Lessor will receive by reletting the premises for the remainder of the term of portion thereof.

         (d) If this Lease is terminated as set forth, Lessor may relet the Leased Premises (or any portion thereof) for such rent and upon such terms as Lessor is able to obtain (which may be for lower or higher rent, and for a shorter or longer term), and Lessee shall be liable for all damages sustained by Lessor, including but not limited to any deficiency in Rent for the duration of the Lease Term (or for the period of time which would have remained in the Lease Term in the absence of any termination, leasing fees, attorneys' fees, other marketing and collection costs and all expenses of placing the Leased Premises in first class rentable condition).

         (e) Nothing contained herein diminishes any right Lessor may have under South Carolina law to sue Lessee for damages in the event of any default by Lessee under this Lease, or from pursuing any other remedy available to Lessor at law or in equity.

                                   ARTICLE XVI
                            BANKRUPTCY OR INSOLVENCY

16.01 In the event that Lessee shall be adjudged bankrupt or insolvent, or if any receiver shall be appointed for the business and property of Lessee, or if any assignment shall be made of Lessee's property for the benefit of creditors, then Lessor may terminate this Lease forthwith.

                                  ARTICLE XVII
                      LESSEE'S RIGHT TO SUBLEASE AND ASSIGN

17.01 Lessee may not sublet the Leased Premises or assign this Lease without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed and if such consent is granted, Lessee shall remain liable to Lessor for the faithful performance of all of the covenants and conditions, including rental payment, required to be kept and performed under the terms of this Lease. Any assignment by operation of law as a result of a corporate merger or re-organization shall not require the previous written consent of Lessor. Notwithstanding anything contained in this Lease to the contrary and provided such transfer does not change the use as allowed in Paragraph 9.01, Lessee shall have the right, without obtaining the consent of Lessor, to assign, sublet or otherwise transfer Lessee's interest in or under this Lease to Lessee's parent corporation, any subsidiary of Lessee or to any other affiliate of Lessee (collectively, "Permitted Transfer"). In addition, Lessee shall not be required to comply with any other requirements under this Lease which relates to an assignment, subletting or other transfer of Lessee's interest hereunder (including, without limitation, payment of any transfer fee) if such assignment, subletting or other transfer is a Permitted Transfer.

However, no Permitted Transfer shall relieve Lessee from any obligations under this Lease.

17.02 Violation. Any violation of any provision of this Lease, whether by act or omission, by any assignee or subtenant of Lessee, shall be deemed a violation of such provision by the Lessee, it being the intention and meaning of the parties hereto that the Lessee shall assume and be liable to the Lessor for any and all acts and omissions of any and all assignees or subtenants of Lessee. If the Leased Premises or any part thereof is sublet or occupied by any person other than the Lessee, Lessor, in the event of Lessee's default, may and is hereby empowered to collect rent from the subtenant or occupant; the Lessor may apply the net amount received by it to the rent herein reserved and no such collection shall be deemed a release of the Lessee from the further performance of the covenants herein contained.

                                  ARTICLE XVIII
                       LESSOR'S RIGHT TO MORTGAGE AND SELL

18.01 Estoppel Certificate. Within five (5) days after written request therefor by either Lessor or Lessee to the other, or in the event that upon any sale, assignment, hypothecation of the Premises, and/or the land thereunder, or a leasehold loan by Lessee of its leasehold estate herein, an estoppel statement shall be required from Lessor or Lessee. Lessor and Lessee agree to deliver to each other, in recordable form, a certificate to any proposed mortgagee or purchaser, certifying that this Lease is in full force and effect, that there are no defenses thereto, or stating those claimed by Lessor or Lessee, and as to such other matters as may be reasonably requested.

18.02 Subordination and Attornment. Upon Lessor's request, during the term of this Lease, Lessee shall execute a subordination agreement in recordable form wherein Lessee shall agree that this Lease is and shall be subordinate to the lien of any mortgages in any amount or amounts on all or any part of the land or buildings comprising the Premises, or on or against Lessor's interest or estate therein; provided that such subordination agreement shall recite that the subordination of Lessee's interests pursuant thereto are subject to the agreement by the mortgagee named in any such mortgage to recognize the Lease of Lessee in the event of foreclosure of any such mortgage if Lessee is not in default under the Lease. Lessee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgage as may be required by the Lessor within ten (10) days of demand therefor. Notwithstanding anything hereinabove contained, in the event the holder of any such mortgage shall at any time elect to have this Lease constitute a prior or superior lien to its mortgage, then and in such event upon any such mortgage holder notifying Lessee to that effect, this Lease shall be deemed prior and superior in lien to such mortgage irrespective of whether this Lease is dated prior to or subsequent to the date of such mortgage or lease.

         If Lessor enters into one or more mortgages and Lessee is advised in writing of the name and address of the mortgagee under such mortgage, then this Lease shall not be terminated or canceled on account of any default by the Lessor in the performance of any of the terms, covenants or conditions hereof on its part contained, until Lessee shall have given written notice of such default to such mortgagee, specifying the default, in which event such mortgagee shall have the right to cure Lessor's default as otherwise provided herein and which cure shall be accepted by Lessee.

         Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of sale under any mortgage made by the Lessor covering the Premises, attorn to the purchaser upon any such foreclosure of sale and recognize such purchaser as the Lessor under this Lease.

         Further, Lessee will simultaneously with the execution of this Lease Agreement, execute the Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit H.

18.03 Transfer of Lessor's Interest. Lessor shall have the right to convey, transfer or assign, by sale or otherwise, all or any part of its interest in this Lease or the Premises at any time and from time to time and to any person, subject to the terms and conditions of this Lease. All covenants and obligations of Lessor under this Lease shall not cease upon the execution of such conveyance, transfer or assignment, but such covenants and obligations shall run with the land and shall be binding upon any subsequent owner thereof.

                                   ARTICLE XIX
                              SURRENDER OF PREMISES

19.01 Trade Fixtures. All equipment and every other item of property not permanently attached to the Premises and not paid for by Lessor, and any of such items leased by Lessee under bona fide leases from third party owners, are to remain and be the property of Lessee and Lessee is to have the right and privilege of removing any and all such property and equipment at any time during the continuance of this Lease or any extensions hereof and within thirty (30) days thereafter. In the event the aforesaid equipment is not removed by Lessee within said thirty (30) day period, title thereto shall automatically pass to and vest in Lessor. If said equipment is removed, Lessee shall restore the Premises to their condition prior to the removal of such property. It is further understood and agreed that the buildings and structures installed on the Premises by Lessor, may not be removed by Lessee at the termination of this Lease.

19.02 Surrender. The Lessee shall on the expiration or the sooner termination of the Lease Term surrender to Lessor the Leased Premises, including all buildings, replacements, changes, additions, and improvements constructed or placed by the

Lessee thereon, except for all moveable trade fixtures, equipment, and personal property belonging to the Lessee, broom-clean, free of sub-tenancies, and in good condition and repair, reasonable wear and tear excepted.

                                   ARTICLE XX
                                  MISCELLANEOUS

21.01 Lessor's Entry. The Lessor shall have the right to enter upon the Premises at all reasonable times upon twenty four (24) hours prior notice during the term of this Lease for the purposes of inspection, maintenance, repair and alteration and to show the same to prospective lessees or purchasers.

21.02 Nature and Extent of Agreement. This instrument and exhibits, Rules and Regulations and Riders, if any, attached hereto contain the complete agreement of the parties regarding the terms and conditions of the lease of the Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument may be amended from time to time by written addendum signed by both parties. This instrument creates only the relationship of Lessor and Lessee between the parties hereto as to the Premises; and nothing herein shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth. The laws of the State of South Carolina shall govern the validity, interpretation, performance and enforcement of this Lease.

21.03 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder to this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

21.04 Recording. This Lease shall not be recorded, however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Premises and the term of this Lease and shall incorporate this Lease by reference.

21.05 Notices. Any notice required to Lessor or Lessee by the terms of this Lease shall be given in writing and shall be deemed given and received on the earlier of (i) the date actually received or (ii) five (5) days after deposit of the same in registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the party due such notice at the address set forth below or at such other address as either Lessor or Lessee may give in writing to the other for such notices.

         By Lessee to Lessor:               Halton Properties LLC
                                            9 Caledon Court
                                            Suite B
                                            Greenville, SC  29615
                                            Attention:  Mark A. Cothran

         By Lessor to Lessee:               Greenville First Bank, National Bank
                                            112 Haywood Road
                                            Greenville, SC  29615
                                            Attention:  Art Seaver

21.06 Lessor's Right to Perform Lessee's Covenants. Lessee covenants and agrees that if it shall at any time fail to pay any taxes or other charges to be paid by Lessee in accordance with the provision of Article IV, or to take out, pay for, maintain or deliver any of the insurance policies required by Lessee in
Article V, or shall fail, within the time limits after the notice therein specified of any event of default has been given to make any other payment or perform any other act on its part to be made or performed, then Lessor may, but shall not be obligated so to do, and without further notice to or demand upon Lessee and without waiving or releasing Lessee from any obligations of Lessee in this Lease contained,

         (a) pay any taxes or other charges payable by Lessee pursuant to the provisions of Article VI, or

         (b) take out, pay for and maintain any of the insurance policies required by Lessee under Article VII, or

         (c) make any other payment or perform any other act on Lessee's part to be made or performed as in this Lease provided.

21.07 Statement of Lease Commencement Date. Lessee at Lessor's request, shall from time to time execute and deliver a written statement confirming the commencement and termination dates of the term of this Lease.

21.08 Attorneys Fees and Expenses. In the event either party commences any action (at law or in equity), the prevailing party in such action shall be entitled to an award of its costs and attorney's fees incurred against the non-prevailing party whether the action be based on contract or tort theory.

21.09 "Reasonable Consent" Provisions. To the extent any provision of this Lease may call for the "reasonable consent" of either party to be given, and where written notice is given requesting such consent as provided in Section 21.05, such consent shall be deemed "given" unless a written refusal to consent is sent to the requesting party within twenty (20) business days after the mailing of the written request for consent.

21.10 Applicable Law. Any controversy or claim arising out of or relating to this Lease Agreement shall be governed by the substantive law of the State of South Carolina without consideration of the conflicts of law rules of said state.

21.11 Captions. The captions or headings at the beginning of articles and sections of this Lease are included for convenience only and in no way define, limit or describe the scope of any provision hereof.

21.12 Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

21.13 Duplicate Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

21.14 Additional Documents. Each party shall, at the request of the other, execute, acknowledge, (if appropriate) and deliver such additional documents and instruments, and do such other acts as may be necessary or convenient to call out the purposes and intent of this Lease and to permit the Lessee to record this Lease and grant security interests therein. This Lease may be signed in triplicate originals by the parties.

21.15 Addendum.  Modifications to this Lease Agreement, if any, are presented in
Exhibit I which is attached to and made a part of this Lease Agreement. In the event of any inconsistency between the provisions contained within the body of this Lease Agreement and the Addendum, the provisions of the Addendum shall control.

IN TESTIMONY WHEREOF, the parties hereto have caused these presents to be executed in their respective names by their duly authorized representatives, executing this instrument in triplicate originals, as of the day and year first above written.

IN THE PRESENCE OF:

                                    Lessor:  Halton Properties, LLC

______________________________      By:/s/ Mark A. Cothran
Witness
                                    Mark A. Cothran, Member

______________________________      Date of Execution: 12/23/99
Witness




                                    Lessee:  Greenville First Bank,
                                    National Association

______________________________      By:/s/ R. Arthur Seaver
Witness
                                    Print Name: R. Arthur Seaver, Jr.
______________________________
Witness                             Its: President

                                    Date of Execution: 12/23/99

                               LISTING OF EXHIBITS

EXHIBIT A           Survey

EXHIBIT B           Site Plan

EXHIBIT C           Building Plan

EXHIBIT D           Building Specifications

EXHIBIT E           Total Estimated Construction Costs

EXHIBIT F           Estimated CAM and Operating Expenses

EXHIBIT G           Rules and Regulations

EXHIBIT H           Subordination, Nondisturbance and Attornment Agreement

EXHIBIT I           Lessees Right of First Refusal

Exhibit E

The total estimated construction costs for the building shell, Greenville First Bank N.A. tenant upfit and all site improvements (page two of Exhibit E) is $2,092,858.0 (The Estimate). The Estimate does not include the tenant upfit on the approximately 2,393 SF. of unfinished space for lease. The unfinished 2,393 will have only the building shell improvements as provided in the plans and specifications Exhibits C and D.

Within Sixty (60) days of Occupancy of the Leased Premises by the Lessee, Lessor will provide a final accounting of actual construction costs (Costs) for the building shell, Greenville First Bank N.A. tenant upfit and all site improvements. Lessor will notify Lessee in writing of any variances between Costs and the Estimate. Should the Costs be more than the Estimate the Lessee shall pay to lessor the difference within Seven (7) business days of such notice. Should the Costs be less than the Estimate, the lessor shall pay to lessee the difference within Seven (7) business days of such notice or credit the difference to the next scheduled rental payment.

Exhibit F

Halton Road estimated Operating expenses

Estimated per s.f. CAM and Operating Expenses
21-Dec-99

CAM Charges

Taxes                                                 $1.15
Insurance                                             $0.09
                                                      -----
                                                      $1.24            $1.24

Water (irrigation)                                    $0.02
Common area lighting                                  $0.13
Landscape maintenance                                 $0.24
Maintenance reserve                                   $0.04
Management fee 4% of collections                      $0.97
                                                      -----
                                                      $1.40            $1.40

Operating Expenses

Water (domestic)                                      $0.02
Electricity                                           $1.25
Natural gas                                           $0.03
Janitorial (common areas only)                        $0.21
Elevator                                              $0.14
Maintenance                                           $0.10
Miscellaneous                                         $0.05
                                                      -----
                                                      $1.80            $1.80
                                                                       $4.44

Rental rate                                          $19.88           $24.32